UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOVIE INC.
(Exact name of registrant as specified in its charter)

Nevada	46-2510769
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

680 W Nye Lane Suite 201
Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Warrants to purchase Class A common Stock, par value $.0001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number or Regulation A offering statement number to which this form relates: 333-288525 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission (the “Commission”) of warrants to purchase shares of shares of Class A common stock, par value $0.0001 per share (the “Warrants”), of BioVie Inc. (the “Registrant”). The description of the Warrants being registered pursuant to this Form 8-A that is set forth under the heading “Description of Securities” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-288525), as initially filed with the Commission on July 3, 2025 and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the instructions as to Exhibits of Form 8-A, the following have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on August 15, 2013, File No. 333-190635).

3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 22, 2016).

3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed on July 13, 2018).

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 3, 2018).

3.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 filed on November 22, 2019, File No. 333-231136).

3.6	Amended and Restated Bylaws of the Company, dated June 16, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2021).

3.7	First Amendment to the Amended and Restated Bylaws of the Company, dated March 12, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2023).

3.8	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2024)

3.9	Termination of Amendment/Certificate (incorporated by reference to Exhibit 3.1 to the Company’s Current Report, as amended, on Form 8-K/A filed on August 6, 2024).

3.10	Certificate of Amendment (incorporated by reference to Exhibit 3.2 to the Company’s Current Report, as amended, on Form 8-K/A filed on August 6, 2024).

4.1	Specimen Certificate representing shares of Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on April 26, 2019, File No. 333-231136).

4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 25, 2019).

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 25, 2019).

4.4	Form of 10% OID Convertible Delayed Draw Debenture (incorporated by reference to Exhibit 4.1 the Company’s Current Report on Form 8-K filed on September 25, 2019).

4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed on July 18, 2022).

4.6	Form of Warrant to Purchase Shares of Class A Common Stock of the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 1, 2021).

4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 4, 2024).

4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 4, 2024).

4.9	Form of Warrant (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-1 filed on July 3, 2025)

10.1	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-1 filed on July 3, 2025)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOVIE INC.

Date: August 6, 2025	By:	/s/ Joanne Wendy Kim
Name: Joanne Wendy Kim
Title: Chief Financial Officer